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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2003

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of incorporation)	0-23245 (Commission File Number)	36-3932190 (IRS Employer Identification No.)
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL (Address of Principal Executive Offices)	60195 (Zip Code)

Registrant's telephone number, including area code (847) 781-3600

Item 5. Other Events and Regulation FD Disclosure.

        On March 26, 2003, the Registrant signed an Agreement and Plan of Merger, attached as Exhibit 2.1, whereby the Registrant will acquire all of the outstanding shares of Whitman Education Group, Inc. ("Whitman") and cash out all of the outstanding vested and unvested options to purchase shares of Whitman common stock. The Registrant also signed a Voting Agreement, attached as Exhibit 99.1, pursuant to which certain shareholders of Whitman have agreed to vote their Whitman shares in favor of the merger. In connection therewith, the Registrant and Whitman issued the press release attached as Exhibit 99.2. The information contained in the Agreement and Plan of Merger, the Voting Agreement and press release is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  2.1
  Agreement and Plan of Merger among Career Education Corporation, Marlin Acquisition Corp. and Whitman Education Group, Inc., dated as of March 26, 2003. The schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

  99.1
  Voting Agreement by and between Career Education Corporation, Phillip Frost, M.D., Frost-Nevada Investments Trust, Richard C. Pfenniger, Jr. and Fernando L. Fernandez, dated as of March 26, 2003.

  99.2
  Joint Press Release of Registrant and Whitman dated March 26, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION
	By:	/s/ PATRICK K. PESCH Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Dated: March 26, 2003

Exhibit Index

Exhibit Number	Description of Exhibits
2.1	Agreement and Plan of Merger among Career Education Corporation, Marlin Acquisition Corp. and Whitman Education Group, Inc., dated as of March 26, 2003. The schedules and exhibits to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.
99.1	Voting Agreement by and between Career Education Corporation, Phillip Frost, M.D., Frost-Nevada Investments Trust, Richard C. Pfenniger, Jr. and Fernando L. Fernandez, dated as of March 26, 2003.
99.2	Joint Press Release of Registrant and Whitman dated March 26, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index